Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-4080	Arlington, Virginia 22209
	heroldl@executiveboard.com	www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD REPORTS THIRD-QUARTER RESULTS
AND UPDATES 2009 GUIDANCE
ARLINGTON, VA — (November 2, 2009) — The Corporate Executive Board Company (“CEB” or the “Company”) (NASDAQ: EXBD) today announces financial results for the third quarter and nine months ended September 30, 2009. Revenues decreased 25.0% to $106.8 million for the third quarter of 2009 from $142.4 million for the third quarter of 2008. Net income for the third quarter of 2009 was $14.2 million, or $0.41 per diluted share, compared to $20.0 million, or $0.59 per diluted share, for the same period of 2008. Excluding the after tax effect of restructuring costs, adjusted net income was $15.6 million and non-GAAP diluted earnings per share was $0.45 for the third quarter of 2009.
For the first nine months of 2009, revenues were $335.0 million, a 20.6% decrease from $421.6 million for the first nine months of 2008. Net income for the first nine months of 2009 decreased to $32.2 million from $50.6 million for the same period in 2008. Diluted earnings per share for the first nine months of 2009 was $0.94, a decrease from $1.47 for the same period in 2008. Excluding the after tax effects of costs associated with exit activities and restructuring costs, adjusted net income was $43.7 million and non-GAAP diluted earnings per share was $1.28 for the first nine months of 2009.
Contract Value decreased in the third quarter of 2009 by 28.0% compared with the same period in 2008 due to reduced memberships from some large corporate members, decreased new sales due to macro-economic conditions, and expected Contract Value losses from programs that the Company is consolidating across 2009. The average cross-sell ratio was 2.80, reflecting cross-sell ratios of 3.23 in the Company’s large corporate market and 1.69 for middle market customers.
Thomas Monahan, Chairman and Chief Executive Officer, commented “During the third quarter our business continued to stabilize as evidenced by a slower rate of sequential contract value decline against the backdrop of a less volatile environment. I am proud of the entire organization’s commitment to managing through this transition. A number of our teams have maintained solid growth trajectories or returned to growth, and more are approaching that stage every day. While I’m pleased with their progress, we are maintaining a cautious outlook given the lag between contract value and revenue trends, our plans to reinvest some of our recent operational efficiency gains, and the still-uncertain economic climate.”
OUTLOOK FOR 2009
The Company is updating its 2009 guidance and now expects revenues ranging from $430 to $440 million, non-GAAP diluted earnings per share of $1.40 to $1.50, depreciation and amortization expense of $22.5 to $23.5 million and an Adjusted EBITDA margin of between 23.0% and 24.0%.

NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables include a discussion of EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings before interest income, net, income taxes, and depreciation and amortization. The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before interest income, net, income taxes, depreciation and amortization, impairment loss, costs associated with exit activities and restructuring costs. The term “Adjusted net income” refers to net income excluding the after tax effects of impairment loss, costs associated with exit activities and restructuring costs. “Non-GAAP diluted earnings per share” refers to net income excluding the after tax per share effects of impairment loss, costs associated with exit activities and restructuring costs.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP results is provided below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income	$14,177	$20,002	$32,195	$50,643
Interest income, net	(325)	(896)	(1,398)	(3,594)
Depreciation and amortization	5,113	5,021	17,349	15,766
Provision for income taxes	8,569	11,900	20,584	32,327

EBITDA	$27,534	$36,027	$68,730	$95,142
Costs associated with exit activities	—	—	11,518	—
Restructuring costs	2,327	—	7,515	—

Adjusted EBITDA	$29,861	$36,027	$87,763	$95,142

	Three Months Ended		Nine Months Ended
	September, 30,		September 30,
	2009	2008	2009	2008
Net income	$14,177	$20,002	$32,195	$50,643
Costs associated with exit activities, net of tax	—	—	6,911	—
Restructuring costs, net of tax	1,471	—	4,584	—

Adjusted net income	$15,648	$20,002	$43,690	$50,643

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP diluted earnings per share	$0.41	$0.59	$0.94	$1.47
Adjustments, net of tax:
Costs associated with exit activities	—	—	0.20	—
Restructuring costs	0.04	—	0.14	—

Non-GAAP diluted earnings per share	$0.45	$0.59	$1.28	$1.47

With respect to the Company’s guidance for 2009, reconciliations of non-GAAP diluted earnings per share to GAAP diluted earnings per share, Adjusted net income to net income and Adjusted EBITDA to net income as projected for the year ending December 31, 2009 are not provided because CEB cannot, without unreasonable effort, determine the components of GAAP diluted earnings per share and net income to provide reconciliations to non-GAAP diluted earnings per share and Adjusted EBITDA for its 2009 fiscal year with certainty at this time.

We believe that EBITDA, Adjusted EBITDA, Adjusted net income and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, and the amount and timing of the benefits expected from acquisitions and investments, our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially during the current turmoil in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2008 Annual Report on Form 10-K/A. The forward-looking statements in this press release are made as of November 2, 2009, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
The Corporate Executive Board drives faster, more effective decision making among the world’s leading executives and business professionals. As the premier, network-based knowledge resource, The Corporate Executive Board provides them with the authoritative and timely guidance needed to excel in their roles, take decisive action and improve company performance. Powered by an executive network that spans more than 50 countries and represents more than 80% of the world’s Fortune 500 companies, The Corporate Executive Board offers the unique research insights along with an integrated suite of exclusive tools and resources that enable the world’s most successful organizations to deliver superior business outcomes. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Nine Months Ended
	Percentage	September 30,		Percentage	September 30,
	Changes	2009	2008	Changes	2009	2008
Financial Highlights (GAAP, as reported):
Revenues	(25.0)%	$106,819	$142,409	(20.6)%	$334,954	$421,605
Net income		$14,177	$20,002		$32,195	$50,643
Basic earnings per share		$0.42	$0.59		$0.94	$1.48
Diluted earnings per share		$0.41	$0.59		$0.94	$1.47
Weighted average shares outstanding:
Basic		34,133	34,022		34,099	34,253
Diluted		34,356	34,117		34,248	34,374

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Nine Months Ended
	Percentage	September 30,		Percentage	September 30,
	Changes	2009	2008	Changes	2009	2008

Operating Statistic
Contract Value (1) (at period end)	(28.0)%	$387,160	$537,989

Financial Highlights
Revenues	(25.0)%	$106,819	$142,409	(20.6)%	$334,954	$421,605

Cost and expenses:
Cost of services (2)		34,384	44,830		110,612	137,314
Member relations and marketing (2)		29,389	39,972		95,928	123,418
General and administrative (2)		13,687	16,795		44,314	59,887
Depreciation and amortization		5,113	5,021		17,349	15,766
Costs associated with exit activities		—	—		11,518	—
Restructuring costs		2,327	—		7,515	—

Total costs and expenses		84,900	106,618		287,236	336,385

Income from operations		21,919	35,791		47,718	85,220

Other income (expense), net (3)		827	(3,889)		5,061	(2,250)

Income before provision for income taxes		22,746	31,902		52,779	82,970
Provision for income taxes		8,569	11,900		20,584	32,327

Net income		$14,177	$20,002		$32,195	$50,643

Basic earnings per share		$0.42	$0.59		$0.94	$1.48
Diluted earnings per share		$0.41	$0.59		$0.94	$1.47

Weighted average shares outstanding
Basic		34,133	34,022		34,099	34,253
Diluted		34,356	34,117		34,248	34,374

Percentages of Revenues
Cost of services		32.2%	31.5%		33.0%	32.6%
Member relations and marketing		27.5%	28.1%		28.6%	29.3%
General and administrative		12.8%	11.8%		13.2%	14.2%
Depreciation and amortization		4.8%	3.5%		5.2%	3.7%
Income from operations		20.5%	25.1%		14.2%	20.2%
EBITDA (4)		25.8%	25.3%		20.5%	22.6%
Adjusted EBITDA (4)		28.0%	25.3%		26.2%	22.6%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

(2)	The following amounts relating to share-based compensation are included in the Statements of Operations above for the three months ended September 30, 2009 and 2008, respectively (in millions): Cost of services, $1.0 and $1.7, Member relations and marketing, $0.4 and $0.6 and General and administrative, $0.7 and $1.2. The following amounts relating to share-based compensation are included in the Statements of Operations above for the nine months ended September 30, 2009 and 2008, respectively (in millions): Cost of services, $3.6 and $4.4, Member relations and marketing, $0.8 and $0.8 and General and administrative, $4.0 and $4.5.

(3)	Other income for the three months ended September 30, 2009 includes $0.3 million of interest income and a $1.4 million increase in the fair value of deferred compensation plan assets offset by a $0.9 million foreign currency loss. Other income for the three months ended September 30, 2008 includes $0.9 million of interest income offset by a $1.6 million foreign currency loss, a $1.4 million decrease in the fair value of deferred compensation plan assets and a $1.8 million write down of a cost method investment. Other income for the nine months ended September 30, 2009 includes $1.4 million of interest income, $2.2 million increase in the fair value of deferred compensation plan assets, $1.1 million foreign currency gain and $0.4 million of other income. Other income for the nine months ended September 30, 2008 includes $3.6 million of interest income offset by a $2.5 million decrease in the fair value of deferred compensation plan assets, a $1.6 million foreign currency loss and a $1.8 million write down of a cost method investment.

(4)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Sept. 30, 2009	Dec. 31, 2008
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$14,713	$16,214
Marketable securities	19,955	13,545
Membership fees receivable, net	68,774	127,007
Deferred income taxes, net	10,259	12,459
Deferred incentive compensation	8,665	12,621
Prepaid expenses and other current assets	10,361	9,140

Total current assets	132,727	190,986

Deferred income taxes, net	39,342	41,427
Marketable securities	26,080	46,344
Property and equipment, net	91,884	109,133
Goodwill	26,536	26,392
Intangible assets, net	13,545	17,266
Other non-current assets	21,484	14,644

Total assets	$351,598	$446,192

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$38,907	$66,178
Accrued incentive compensation	19,983	25,145
Deferred revenues	180,424	264,253

Total current liabilities	239,314	355,576

Other liabilities	69,256	68,007

Total liabilities	308,570	423,583

Total stockholders’ equity	43,028	22,609

Total liabilities and stockholders’ equity	$351,598	$446,192

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$32,195	$50,643
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	17,349	15,766
Deferred income taxes	1,583	(2,598)
Share-based compensation	8,406	9,681
Amortization of marketable securities premiums, net	518	533
Costs associated with exit activities	11,518	--
Changes in operating assets and liabilities:
Membership fees receivable, net	58,233	75,116
Deferred incentive compensation	3,956	4,053
Prepaid expenses and other current assets	(1,221)	2,385
Other non-current assets	(6,840)	4,659
Accounts payable and accrued liabilities	(27,235)	(16,760)
Accrued incentive compensation	(5,162)	(9,617)
Deferred revenues	(83,829)	(77,118)
Other liabilities	2,022	10,014

Net cash flows provided by operating activities	11,493	66,757

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(4,864)	(38,141)
Acquisition of business	(168)	—
Sales and maturities of marketable securities, net	13,303	20,810

Net cash flows provided by (used in) investing activities	8,271	(17,331)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	—	100
Proceeds from the issuance of common stock under the employee stock purchase plan	602	1,133
Purchase of treasury shares	(81)	(41,840)
Payment of dividends	(21,786)	(44,972)

Net cash flows used in financing activities	(21,265)	(85,579)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,501)	(36,153)

Cash and cash equivalents, beginning of period	16,214	47,585

Cash and cash equivalents, end of period	$14,713	$11,432